Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of Chicken Soup for the Soul Entertainment Inc. (“CSSE”) and Redbox Entertainment Inc. (“Redbox”), after giving effect to the completion of the Mergers on August 11, 2022 and the related adjustments described in the accompanying notes. The Mergers were accounted for under the acquisition method of accounting, which requires the determination of the accounting acquirer. The accounting guidance provides that in identifying the acquiring entity in a business combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including; the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

CSSE is considered to be the acquirer of Redbox for accounting purposes and allocated the purchase price to the fair value of Redbox’s assets and liabilities as of the acquisition date, with the excess purchase price recorded as goodwill.

The unaudited pro forma condensed combined balance sheet data as of June 30, 2022 gives effect to the Mergers as if they occurred on that date. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022, and for the year ended December 31, 2021, gives effect to the Mergers as if they had occurred on January 1, 2021. Additionally, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to CSSE’s acquisition of certain assets of Sonar Entertainment, Inc. (“Sonar”) on May 21, 2021, as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in FASB ASC Topic 805 and reflect the preliminary allocation of the estimated merger consideration to the acquired assets and liabilities assumed based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. CSSE’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the merger transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma condensed combined financial information, CSSE allocated the estimated purchase price using its best estimates of fair value. The allocation is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma condensed combined financial information.

The pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and related notes of each of CSSE and Redbox contained in CSSE’s and Redbox’s respective Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 each of which is incorporated by reference in this amended 8-K filing.

Chicken Soup for the Soul Entertainment, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2022

(In thousands )

	Chicken Soup for the Soul Entertainment, Inc.	Reclassified Redbox Entertainment, Inc. (Note 3)	Transaction		Other		Pro Forma
	(Historical)	(Historical)	Adjustments		Adjustments		Combined
ASSETS
Cash, cash equivalents and restricted cash	$23,483	$13,531	$—		$—		$37,014
Accounts receivable, net of allowance for doubtful accounts	67,522	16,393	—		—		83,915
Prepaid expenses and other current assets	2,591	7,337	—		—		9,928
Due from affiliated companies	—	4,247	—		—		4,247
Operating lease right-of-use assets	10,900	7,502	—		—		18,402
Content assets, net	114,881	26,122	—		—		141,003
Property and equipment, net	—	32,517	(19,571)	(b)	4,309	(h)	17,255
Intangible assets, net	17,827	88,492	191,108	(b)	—		297,427
Indefinite lived intangible assets	12,164	—	—		—		12,164
Goodwill	45,463	147,523	16,741	(c)	—		209,727
Other assets, net	5,443	563	—		(4,309)	(h)	1,697
Total assets	$300,274	$344,227	$188,278		$-		$832,779

LIABILITIES AND EQUITY
Accounts payable and accrued other expenses	$49,373	$92,303	$27,181	(a)	$—		$168,857
Due to affiliated companies	3,146	—	—		—		3,146
Programming obligations	17,548	—	—		—		17,548
Film library acquisition obligations	38,738	—	—		—		38,738
Accrued participation costs	19,689	—	—		—		19,689
Film acquisition advances	19,122	—	—		—		19,122
Revolving loan	22,993	—	—		—		22,993
Debt	42,851	375,208	(22,399)	(d)	(14,920)	(i)	380,740
Contingent consideration	4,710	—	—		—		4,710
Put option obligation	11,400	—	—		—		11,400
Operating lease liabilities	12,724	7,718	—		—		20,442
Other liabilities	5,045	18,514	(4,979)	(e)	—		18,580
Total liabilities	247,339	493,743	(197)		(14,920)		725,965
Commitments and contingencies

Stockholders' Equity:
Series A cumulative redeemable perpetual preferred stock	—	—	—		—		—
Class A common stock	1	1	(1)	(f)	—		1
Class B common stock	1	3	(3)	(f)	—		1
Additional paid-in capital	250,874	319,002	(250,630)	(f)	14,920	(i)	334,166
Deficit	(171,372)	(356,890)	327,477	(f)	—		(200,785)
Class A common stock held in treasury, at cost	(27,158)	—	—		—		(27,158)
Accumulated other comprehensive income	(12)	—	—		—		(12)
Total stockholders’ equity	52,334	(37,884)	76,843		14,920		106,213
Noncontrolling interests	601	(111,632)	111,632	(g)			601
Total equity	52,935	(149,516)	188,475		14,920		106,814
Total liabilities and equity	$300,274	$344,227	$188,278		$-		$832,779

See accompanying notes to unaudited pro forma condensed combined financial information.

Chicken Soup for the Soul Entertainment, Inc.

Unaudited Pro Forma Condensed Combined

Statement of Operations

For the Six Months Ended June 30, 2022

(In thousands, except share and per share amounts)

	Chicken Soup for the Soul Entertainment, Inc.	Reclassified Redbox Entertainment, Inc. (Note 3)	Merger Transaction		Financing Transaction		Other Accounting		Combined
	(Historical)	(Historical)	Adjustments		Adjustments		Adjustments		Pro Forma
Net revenue	$66,843	$129,221	$—		$—		$—		$196,064
Cost of revenue	54,172	56,045	—		—		—		110,217
Gross profit	12,671	73,176	—		—		—		85,847
Operating expenses:
Selling, general and administrative	30,190	121,270	(13,000)	(a)	—		(2,561)	(o)	135,899
Amortization and depreciation	3,329	49,932	(16,843)	(j)	—		—		36,418
Management and license fees	6,684	—	—		—		2,833	(n)	9,517
Total operating expenses	40,203	171,202	(29,843)		—		272		181,834
Operating loss	(27,532)	(98,026)	29,843		—		(272)		(95,987)
Interest expense	3,333	15,641	(1,281)	(k)	884	(k)	—		18,577
Other non-operating income, net	(482)	(7,907)	—		—		—		(8,389)
Loss before income taxes and preferred dividends	(30,383)	(105,760)	31,124		(884)		(272)		(106,175)
Provision for income taxes	34	114	—		—		—		148
Net loss before noncontrolling interests and preferred dividends	(30,417)	(105,874)	31,124		(884)		(272)		(106,323)
Net loss attributable to noncontrolling interests	(181)	(81,938)	81,938	(l)	—		—		(181)
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(30,236)	(23,936)	(50,814)		(884)		(272)		(106,142)
Less: preferred dividends	4,674	—	—		—		—		4,674
Net loss available to common stockholders	$(34,910)	$(23,936)	$(50,814)		$(884)		$(272)		$(110,816)
Net loss per common share:
Basic and diluted	$(2.30)	$(1.89)							$(5.60)
Weighted-average common shares outstanding:
Basic and diluted	15,152,222	12,672,822	4,635,452	(m)					19,787,674

See accompanying notes to unaudited pro forma condensed combined financial information.

Chicken Soup for the Soul Entertainment, Inc.

Unaudited Pro Forma Condensed Combined

Statement of Operations

For the Year Ended December 31, 2021

(In thousands, except share and per share amounts)

	Chicken Soup for the Soul Entertainment, Inc.	Sonar Entertainment for the period from January 1, 2021 through May 21, 2021	Transaction Accounting		Pro forma Chicken Soup for the Soul Entertainment,	Reclassified Redbox Entertainment, Inc. (Note 3)	Merger Transaction		Financing Transaction	Other Accounting		Combined Pro
	(Historical)	(Historical)	Adjustments		Inc.	(Historical)	Adjustments		Adjustments	Adjustments		Forma
Net revenue	$110,395	$5,954	$—		$116,349	$288,540	$—		$—	$—		$404,889
Cost of revenue	79,138	4,183	—		83,321	115,141	—		—			198,462
Gross profit	31,257	1,771	—		33,028	173,399	—		—	—		206,427
Operating expenses:
Selling, general and administrative	48,611	6,296	(255)	(p)	54,652	208,162	40,181	(a)	—	(10,949)	(o)	292,046
Amortization and depreciation	5,728	—	520	(q)	6,248	108,505	(59,887)	(j)	—	—		54,866
Impairment of content assets	9,795	—	—		9,795	—	—		—	—		9,795
Impairment of intangible assets and goodwill	2,045	—	—		2,045	—	—		—	—		2,045
Management and license fees	11,040	—	595	(r)	11,635	—	—		—	4,033	(n)	15,667
Total operating expenses	77,219	6,296	860		84,375	316,667	(19,706)		—	(6,916)		374,420
Operating loss	(45,962)	(4,525)	(860)		(51,347)	(143,268)	19,706		—	6,916		(167,993)
Interest expense	4,831	28,054	(27,727)	(s)	5,158	34,606	(2,230)	(k)	1,769 (k)	—		39,303
Other non-operating income, net	(379)	(10)	10	(t)	(379)	(3,083)	—		—	—		(3,462)
Loss before income taxes and preferred dividends	(50,414)	(32,569)	26,857		(56,126)	(174,791)	21,936		(1,769)	6,916		(203,834)
Provision for income taxes	66	11	(11)	(s)	66	(34,035)	—		—	—		(33,969)
Net loss before noncontrolling interests and preferred dividends	(50,480)	(32,580)	26,868		(56,192)	(140,756)	21,936		(1,769)	6,916		(169,865)
Net loss attributable to noncontrolling interests	(74)	—	—		(74)	(27,967)	27,967	(l)	—	—		(74)
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(50,406)	(32,580)	26,868		(56,118)	(112,789)	(6,031)		(1,769)	6,916		(169,791)
Less: preferred dividends	9,014	—	—		9,014	—	—		—	—		9,014
Net loss available to common stockholders	$(59,420)	$(32,580)	$26,868		$(65,132)	$(112,789)	$(6,031)		$(1,769)	$6,916		$(178,805)
Net loss per common share:
Basic and diluted	$(3.96)				$(4.34)	$(0.58)						$(9.10)
Weighted-average common shares outstanding:
Basic and diluted	15,018,421				15,018,421	12,618,516	4,635,452	(m)				19,653,873

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the merger transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments. The preliminary determination of the purchase price allocation was based on the fair values of assets acquired and liabilities assumed as of August 11, 2022, the date the proposed transaction closed. CSSE will continue to assess its determination of fair value of the assets acquired and liabilities assumed during the measurement period.

CSSE’s and Redbox’s historical results reflect the unaudited condensed statements of operations for the six months ended June 30, 2022, the audited statements of operations for the year ended December 31, 2021 and the unaudited condensed balance sheet as of June 30, 2022. Additionally, CSSE’s historical financial information has been adjusted to reflect the acquisition of Sonar on May 21, 2021.

Note 2 — Description of Transaction

On August 11, 2022, the CSSE consummated its acquisition of Redbox through a series of mergers under the terms of the previously disclosed Merger Agreement, dated as of May 10, 2022, by and among the Company, Redbox, RB First Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub Inc.”), RB Second Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub LLC”), Redwood Opco Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Opco Merger Sub LLC”), and Redwood Intermediate LLC, a Delaware limited liability company (“Opco LLC”).

In accordance with the terms of the Merger Agreement, (i) at the time the First Company Merger (as defined below) became effective (“Effective Time”), (A) Merger Sub Inc. merged (the “First Company Merger”) with and into Redbox, with Redbox continuing as the surviving entity (the “Surviving Corporation”); and (B) simultaneously with the First Company Merger, Opco Merger Sub LLC merged (the “Opco Merger”) with and into Opco LLC, with Opco LLC continuing as the surviving entity; and (ii) immediately following the First Company Merger and Opco Merger, the Surviving Corporation merged with and into Merger Sub LLC (the “Second Company Merger” and, together with the First Company Merger, the “Integrated Mergers,” and the Integrated Mergers together with the Opco Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving entity and a wholly owned subsidiary of the Company.

In accordance with the terms of the Merger Agreement, at the Effective Time, (i) each share of Class A common stock of Redbox, par value $0.0001 per share (the “Redbox Class A Common Stock”), was cancelled and exchanged for 0.087 shares (the “Exchange Ratio”) of Company Class A Common Stock, (ii) each unit of Opco LLC was converted into 0.087 shares of Company Class A Common Stock and (iii) each share of Class B common stock of Redbox, par value $0.0001 per share (the “Redbox Class B Common Stock”), was cancelled for no additional consideration.

At the Effective Time the vested and unvested restricted stock units of Redbox (each “Redbox RSU Award”) that were outstanding immediately prior to the Effective Time was converted into that number of shares of Company Class A Common Stock equal to the Exchange Ratio multiplied by the number of vested and unvested Redbox RSU Awards held by each holder immediately prior to the Effective Time.

The obligations of Redbox under its outstanding public warrants and private warrants (collectively, the “Assumed Warrants”) were assumed by the Company but the Assumed Warrants now evidence the right to receive upon valid exercise thereof shares of Company Class A Common Stock equal to the product of (A) the number of shares of Redbox Class A Common Stock that were subject to such warrant immediately prior to the Effective Time and (B) the Exchange Ratio.

Concurrently with the consummation of the merger transaction described above, CSSE entered into an Amended and Restated Credit Agreement (“HPS Credit Agreement”) by and among the CSSE, as primary borrower, Redbox Automated Retail LLC, as co-borrower (“Redbox Automated”), the Lenders named therein, and HPS Investment Partners LLC, as administrative agent and collateral agent (“HPS”).

Pursuant to the terms of the HPS Credit Agreement, CSSE has obtained (i) a term loan facility consisting of the conversion, and assumption by CSSE of all “Senior Obligations” under (and as defined in) the HPS Credit Agreement (other than any outstanding Sixth Amendment Incremental Revolving Loans under (and as defined in) the credit agreement (the “Redbox Credit Agreement”), dated as of October 20, 2017, by and among Redwood Intermediate, LLC, Redbox Automated, Redwood Incentives LLC, the lenders party thereto and HPS, as amended from time to time thereafter, with the sixth amendment thereto occurring on April 15, 2022 (this last amendment being referred to as the “Sixth Amendment”) and (ii) an $80 million revolving credit facility (with any outstanding Sixth Amendment Incremental Revolving Loans under the Redbox Credit Agreement as amended by the Sixth Amendment being deemed, and assumed by the Company as, revolving loans thereunder). In connection with the HPS Credit Agreement, CSSE issued HPS and affiliates a five-year warrant (“HPS Warrant”) to purchase up to an aggregate of 1,011,530 shares of CSSE’s Class A common stock, par value $0.0001 per share (the “CSSE Class A Common Stock”), at a per-share exercise price of $0.0001. These warrants include customary cashless exercise provisions.

The Obligations of CSSE and its subsidiary guarantors under the HPS Credit Agreement are secured by a first priority lien in substantially all of the assets of CSSE and its subsidiaries, subject to certain exceptions.

Note 3 — Reclassification Adjustments

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in CSSE’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2021, and unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2022. With the information currently available, CSSE has determined that no significant adjustments are necessary to conform Redbox’s consolidated financial statements to the accounting policies used by CSSE in the preparation of the unaudited pro forma condensed combined financial information.

The reclassification adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report CSSE’s financial condition and results of operations as if the Mergers were completed.

The combined company will finalize the review of accounting policies and reclassifications after the transaction closes, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein. The reclassification adjustments currently identified are as follows:

Balance Sheet Reclassification Items of Redbox:

Refer to the table below for a summary of reclassification adjustments made to Redbox’s consolidated balance sheet as of June 30, 2022, to conform with that of CSSE’s (amounts in thousands):

Redbox Historical	Chicken Soup for the Soul Entertainments Historical	Consolidated			Consolidated
Consolidated Balance Sheet	Consolidated Balance Sheet	Balances as of			Balances as of
Line Items	Line Items	June 30, 2022	Reclassifications	Notes	June 30, 2022
Cash, cash equivalents and restricted cash	Cash, cash equivalents and restricted cash	$13,531	$—		$13,531
Accounts receivable, net of allowances of $202 at December 31, 2021 and $259 at December 31, 2019	Accounts receivable, net of allowance for doubtful accounts	16,393			16,393
Due from related parties, net (Note 15)	Due from affiliated companies	4,247			4,247
Content library	Content assets, net	26,122			26,122
Prepaid expenses and other current assets	Prepaid expenses and other current assets	7,337			7,337
Property and equipment, net	Property and equipment, net	32,517			32,517
Goodwill (Note 4)	Goodwill	147,523			147,523
Intangible assets, net (Note 4)	Intangible assets, net	88,492			88,492
Operating lease right-of-use assets (Note 3)	Operating lease right-of-use assets	7,502			7,502
Other long-term assets	Other assets, net	563			563
Trade payables		36,578	(36,578)	(a)	—
Due to related parties, net (Note 15)		74	(74)	(a)	—
Accrued and other current liabilities (Note 5)		55,651	(55,651)	(a)	—
	Accounts payable and accrued other expenses		92,303	(a)	92,303
Operating lease liabilities, current portion (Note 4)		2,782	(2,782)	(a)	—
Current portion of long-term debt (Note 6)		49,730	(49,730)	(a)	—
Long-term debt, net (Note 6)		325,478	(325,478)	(a)	—
	Debt		375,208	(a)	375,208
Warrant liability (Note 11)		8,447	(8,447)	(a)	—
Operating lease liabilities, non-current portion (Note 4)		4,936	(4,936)	(a)	—
	Operating lease liabilities		7,718	(a)	7,718
Other long-term liabilities	Other liabilities	10,067	8,447	(a)	18,514
Class A common stock	Class A common stock	1			1
Class B common stock	Class B common stock	3			3
Additional paid-in-capital	Additional paid-in capital	319,002			319,002
Non-controlling interest	Noncontrolling interests	(111,632)			(111,632)
Accumulated deficit	Deficit	(356,890)			(356,890)

(a)	Represents reclassification for conformity to CSSE’s balance sheet presentation and financial statement line items.

Income Statement of Operations Reclassification Items of Redbox:

Refer to the table below for a summary of reclassification adjustments made to Redbox’s statement of operations for the six months ended June 30, 2022, to conform with that of CSSE’s (amounts in thousands):

Redbox	Chicken Soup for the Soul Entertainment	Statement of Operations			Statement of Operations
Historical	Historical	For the			For the
Consolidated Statement of Operations	Consolidated Statement of Operations	Six Months Ended			Six Months Ended
Line Items	Line Items	June 30, 2022	Reclassifications	Notes	June 30, 2022
Net revenue	Net revenue	$129,221	$—		$129,221
Product cost		56,045	(56,045)	(b)	—
	Cost of revenue		56,045	(b)	56,045
Direct operating		61,405	(61,405)	(b)	—
Marketing		7,124	(7,124)	(b)	—
Stock-based compensation expense		3,826	(3,826)	(b)	—
General and administrative		48,915	(48,915)	(b)	—
	Selling, general and administrative		121,270	(b)	121,270
Depreciation and amortization	Amortization and depreciation	49,932			49,932
Interest and other income (expense), net		(7,734)	7,734	(b)	—
	Interest expense		15,641	(b)	15,641
	Other non-operating income, net		(7,907)	(b)	(7,907)
Income tax expense (benefit)	Provision for income taxes	114			114
Net loss attributable to non-controlling interest	Net loss attributable to noncontrolling interests	(81,938)			(81,938)

(b)	Represents reclassification for conformity to CSSE’s statement of operations presentation and financial statement line items.

Refer to the table below for a summary of reclassification adjustments made to Redbox’s statement of operations for the year ended December 31, 2021, to conform with that of CSSE’s (amounts in thousands):

		Redbox				Redbox
		Historical				Reclassified
		Statement of				Statement of
	Chicken Soup for the	Operations				Operations
	Soul Entertainment	For the				For the
Redbox Historical	Historical	Year				Year
Consolidated Statement	Consolidated Statement of	Ended				Ended
of Operations Line Items	Operations Line Items	December 31, 2021	Reclassifications		Notes	December 31, 2021
Net revenue	Net revenue	$288,540	$			$288,540
Product cost		115,141		(115,141)	(c)	—
	Cost of revenue			115,141	(c)	115,141
Direct operating		131,926		(131,926)	(c)	—
Marketing		14,806		(14,806)	(c)	—
Stock-based compensation
expense		1,994		(1,994)	(c)	—
General and administrative		59,436		(59,436)	(c)	—
	Selling, general and administrative			208,162	(c)	208,162
Depreciation and amortization	Amortization and depreciation	108,505				108,505
Interest and other income
(expense), net		(31,523)		31,523	(c)	—
	Interest expense			34,606	(c)	34,606
	Other non-operating income, net			(3,083)	(c)	(3,083)
Income tax expense (benefit)	Provision for income taxes	(34,035)				(34,035)
Net loss attributable to non-	Net loss attributable to
controlling interest	noncontrolling interests	(27,967)				(27,967)

(c)	Represents reclassification for conformity to CSSE’s statement of operations presentation and financial statement line items.

Note 4 — Estimated Merger Consideration

The estimated value of the Merger Consideration for the purpose of this unaudited pro forma condensed combined financial information is approximately $69.6 million based on the $14.75 per share closing price of CSSE Class A Common Stock as of August 11, 2022. The following table summarizes the preliminary estimate of the value of the Merger Consideration (amounts in thousands):

Fair value of CSSE Class A Common Stock issued	$65,434
Fair value of consideration paid for the Redbox RSUs	706
Fair value of Redbox warrants converted into CSSE warrants	3,468
Estimated Merger Consideration	$69,608

Note 5 — Allocation of Estimated Merger Consideration

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Redbox will be recognized and measured at fair value as of the closing date of the combination and added to those of CSSE. The determination of fair value used in the transaction-related adjustments presented herein are preliminary and based on management estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Mergers. The costs of finite-lived intangible assets are amortized through expense over their estimated lives. The final allocation of the merger consideration, upon the completion of the Mergers, will be based on Redbox’s assets acquired and liabilities assumed as of the acquisition date, and will depend on a number of factors that cannot be predicted with certainty at this time. Therefore, the actual allocations will differ from the transaction accounting adjustments presented herein. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma allocation of the merger consideration will be subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated value of the Merger Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Redbox based on Redbox’s unaudited consolidated balance sheet as of June 30, 2022, with the excess recorded to goodwill (amounts in thousands):

Total assets	$88,641
Total liabilities	462,897
Net acquired tangible assets	(374,256)
Identifiable intangibles assets	279,600
Goodwill	164,264
Allocation of the Estimated Merger Consideration	$69,608

Note 6 — Pro Forma Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments (amounts in thousands except share and per share data)

a.	To record estimated transaction cost, including adjusting accrued liabilities, as of June 30, 2022, record all unrecognized transaction costs for the year ended December 31, 2021 and eliminate transaction costs incurred during the six months ended June 30, 2022:

	Chicken Soup for the Soul Entertainment, Inc.	Redbox Entertainment, Inc.	Total
Total estimated transaction costs	$17,500	$22,681	$40,181
Less costs included in accrued expenses	2,000	1,700	3,700
Less costs paid through June 30, 2022	—	9,300	9,300
Pro forma net adjustment	$15,500	$11,681	$27,181

b.	To record purchase accounting adjustments for acquired assets as follows:

	Property and equipment	Intangible assets
Estimated fair value	12,946	279,600
Historical carrying value	(32,517)	(88,492)
Pro forma net adjustment	$(19,571)	$191,108

c.	To record goodwill as a result of the merger and eliminate Redbox’s historical goodwill:

Estimated fair value	$164,264
Historical carrying value	(147,523)
Pro forma net adjustment	$16,741

d.	To record the assumed Redbox debt at its estimated fair value after the conversion of $28.5 million of Redbox’s B-2 Debt into 4,035,943 shares of Redbox Class A Common Stock as follows:

Estimated fair value	$381,281
B-2 debt conversion to shares	(28,472)
Estimated fair value after B-2 debt conversion	352,809
Historical carrying value	(375,208)
Pro forma net adjustment	$(22,399)

e.	To record purchase accounting adjustments for the Redbox liability classified warrants that were exchanged for Chicken Soup for the Soul liability classified warrants:

Estimated fair value	$3,468
Historical carrying value	(8,447)
Pro forma net adjustment	$(4,979)

f.	To record consideration paid, reduce the deficit for accrued transaction cost recognized in the pro forma balance sheet, recognize the B-2 debt conversion and eliminate historical carrying values for Redbox Entertainment Inc. equity accounts as follows:

	Class A common stock		Class B common stock		Additional
	Shares	Amount	Shares	Amount	paid-in capital	Deficit
Consideration transferred	4,635,452	$—		$—	$66,140	—
Estimated transaction cost						(27,181)
Post combination compensation expense					2,232	(2,232)
Historical carrying value	—	(1)		(3)	(319,002)	356,890
Pro forma net adjustment	4,635,452	$(1)	—	$(3)	$(250,630)	$327,477

g.	To record the elimination of the Redbox noncontrolling interest in Opco LLC as members thereof received CSSE Class A Common Stock.

h.	To reclassify CSSE’s property and equipment from Other Assets, net into a distinct financial statement line item given the materiality of the acquired property and equipment and the combined balances to the total net assets of CSSE.

i.	To recognize the 1,011,530 equity classified warrants that will be issued to HPS in conjunction with the amended financing agreement to be consummated at the closing of the transaction.

Number of penny warrants issued	1,011,530
Intrinsic value per warrant	$14.75
Pro forma net adjustment	$14,920

Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments (amounts in thousands except share and per share data)

j.	To adjust amortization expense based on (i) the elimination of Redbox capitalized software and (ii) the estimated fair value of intangible assets and useful lives:

	Six months Ended	Year Ended
	June 30, 2022	December 31, 2021
Estimated depreciation and amortization	$11,757	$23,513
Historical depreciation and amortization	(28,600)	(83,400)
Pro forma net adjustment	$(16,843)	$(59,887)

k.	To adjust interest expense based upon the assumed debt obligations in connection with the Mergers:

	Six months Ended June 30, 2022	Year Ended December 31, 2021
Accretion of the debt discount pertaining to the penny warrants	$(1,492)	$(2,984)
Accretion of the debt discount on the fair value of the assumed debt	(608)	1,215
Pro forma financing transaction net adjustment	(884)	(1,769)
Interest expense savings from B-2 debt conversion	1,281	2,230
Total pro forma net adjustment	$397	$461

l.	To eliminate Redbox non-controlling interest in connection with the Mergers.

m.	The pro forma basic and diluted weighted average share outstanding are a combination of the historic weighted average shares of Chicken Soup for the Soul Entertainment and the issuance of share in connection with the Mergers:

	Six months Ended	Year Ended
	June 30, 2022	December 31, 2021
Historical weighted average shares outstanding	15,152,222	15,018,421
Issuance of shares to Redbox	4,436,221	4,436,221
Issuance of shares in exchange for Redbox RSUs	199,231	199,231
Pro forma weighted average shares outstanding	19,787,674	19,653,873

n.	To record the incremental management and license fee expense based upon historical non- traditional Redbox revenues that is separate from the Merger:

	Six months Ended	Year Ended
	June 30, 2022	December 31, 2021
Redbox revenue excluding traditional business revenue	$28,326	$40,331
Incremental management and license fee	10%	10%
Pro forma net adjustment	$2,833	$4,033

o.	To eliminate historical cost incurred for payroll and employee benefits of Redbox’s workforce that was subject to the 2022 Reduction in Workforce restructuring plan and separate from the Mergers:

	Six months Ended June 30, 2022	Year Ended December 31, 2021
Reduction in workforce cost	$(2,561)	$(10,949)

p.	Represents adjustment to eliminate historical nonrecurring Sonar Entertainment costs included on the financial statements of the company not directly attributable to the transaction including professional, legal and other overhead expenses.
q.	Represents adjustment to record valued Sonar acquisition related Intangible Asset amortization over the useful life of the intangible assets for the period presented on a straight-line basis.
r.	Represents adjustment to record additional management and license fees as a result of the Sonar acquisition to be owed to affiliated company based on revenues earned under existing management & licensing agreements.
s.	Represents adjustment to eliminate interest expense related to Sonar Entertainment debt facilities, as the debt was not assumed as part of the business combination and adjustment to record interest expense on the revolving loan agreement entered by the Company directly related to the acquisition of Sonar Entertainment.
t.	Represents adjustment to eliminate Sonar Entertainment non-operating income not applicable to the transaction and ongoing business.